Exhibit 99.1

Focus Universal Inc. Announces Exercise of Warrants for Approximately $3.7 Million in Gross Proceeds

MONTEREY PARK - September 5, 2026 (NEWMEDIAWIRE) -- Focus Universal Inc. (Nasdaq: FCUV) ("Focus" or the "Company") is pleased to today announce the exercise of warrants to purchase an aggregate of 279,330 of common shares having an exercise price of $13.32 per share, issued by Focus Universal in April 2026. In consideration for the exercise of the warrants for $3,720,675.60 in cash, Focus Universal will issue 279,330 new common shares. After the exercise, the total outstanding shares will be 982,012. The Company intends to use the net proceeds to fund continuing development efforts for its forthcoming product lines and for other working capital and general corporate purposes.

The warrants described above were offered as part of a private placement on April 6, 2026. This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Focus Universal:

Focus Universal Inc. is a provider of patented hardware and software design technologies for Internet of Things (IoT) and 5G. The company has developed five disruptive patented technology platforms with 26 patents and patents pending in various phases and eight trademarks pending in various phases to solve the major problems facing hardware and software design and production within the industry today. For maintenance cost control, the company has also omnibus patents encompassing these patents into patent family groups. These technologies combined to have the potential to reduce costs, product development timelines and energy usage while increasing range, speed, efficiency, and security. Focus Universal is a publicly listed company committed to innovation and long-term value creation through strategic investments and business development. Through its global subsidiaries, the Company continues to expand into high-growth markets while delivering sustainable business solutions to customers worldwide. Focus currently trades on the Nasdaq Markets.

Forward-Looking Statements:

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward looking statements include statements regarding the platform being designed to serve consumers and business partners across multiple international markets while supporting the growing demand for seamless global commerce; the Company strengthening its global competitiveness, diversifying its revenue streams, and creating lasting value for customers, business partners, and shareholders by expanding its presence in the international e-commerce sector; the new venture further enhancing the Company's international footprint and supporting its long-term strategic objectives; the business beginning to generate both revenue and income in the near term and the Company creating long-term value through innovation, global collaboration, operational excellence, and exceptional customer service Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to the Company's ability to derive the benefits from the partnership including its ability to generate near term revenue, diversify revenue streams, strengthen its global competitiveness; expand its international presence and create value for shareholders; market conditions, and other factors discussed in the "Risk Factors" section of the Company's most recent Annual Report on Form 10-K and its subsequent quarterly reports on Form10-Q filed with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof and Focus Universal specifically disclaims any obligation to update any forward-looking statement, whether because of new information, future events or otherwise.

For investor and media inquiries, please contact:

Investor Relations
626-272-3883
ir@focusuniversal.com